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                                                                      EXHIBIT 23

Consent of Independent Auditors
To the Board of Directors and Shareholders of Xerox Corporation:

   We consent to the incorporation by reference in the Registration Statements of Xerox Corporation on Forms S-8 (Nos. 333-93269, 333-09821, 333-22059,
333-22037, 333-22313, 33-65269, 33-44314, 33-44313, 33-18126, 2-86275, 2-86274)
and Forms S-3 (Nos. 33-9486, 33-32215, 333-59355 and 333-73173) of our report dated May 30, 2001 relating to the consolidated balance sheets of Xerox Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, cash flows, and shareholders' equity and related financial statement schedule for each of the years in the three-year period ended December 31, 2000, which report appears in the 2000 Annual Report on Form 10-K of Xerox Corporation.

   Our report dated May 30, 2001 indicates that the Company's consolidated balance sheet as of December 31, 1999, and the related consolidated statements of operations, cash flows, and shareholder's equity for the years ended December 31, 1999 and December 1998, have been restated.

                                          /S/ KPMG LLP

Stamford, Connecticut
June 25, 2001